UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On April 21, 2011, Trico Shipping AS (“Trico Shipping”), a subsidiary of Trico Marine Services, Inc. (the “Company”), reached an agreement in principle with the lenders under the term loan and revolving credit portions of its working capital facility, that has been endorsed by the steering committee of holders of approximately 83% of its outstanding 11 7/8% senior secured notes due 2014 (the “Notes”). Trico Shipping also accepted for exchange Notes validly tendered and not withdrawn pursuant to its out-of-court exchange offer (the “Exchange Offer”) to noteholders to exchange their Notes for a pro rata share, together with the lenders under Trico Shipping’s working capital facility and holders of intercompany claims and holders of equity interests in Trico Shipping, of all the common stock (the “New Common Stock”) of DeepOcean Group Holding AS (“DeepOcean Group Holding”), a Norwegian company which will be the holding company of Trico Supply AS (“Trico Supply”) and certain other subsidiaries.
     The Exchange Offer and Consent Solicitation expired at 5:00 p.m. Eastern Time on April 20, 2011. At 5:00 p.m. Eastern Time on April 20, 2011, $396,454,000 principal amount of Notes representing approximately 99.11% of the outstanding principal amount of the Notes had been validly tendered and not withdrawn in the Exchange Offer. This amount is in excess of the minimum tender condition to the Exchange Offer. The same principal amount and percentage of outstanding Notes has consented to the proposed amendments to the indenture governing the Notes pursuant to the consent solicitation to noteholders to amend the indenture by eliminating or modifying certain restrictive covenants and other provisions. This percentage is above the minimum requisite consents needed to amend the indenture.
     The Exchange Offer is expected to be consummated on or about April 28, 2011.
     Based on the principal amount of the Notes validly tendered and not validly withdrawn in the Exchange Offer, the amount of accrued interest to the expected closing date and the amount of debt expected to be outstanding under the working capital facility as of that date, the exchanging noteholders will receive approximately 88% of the issued and outstanding New Common Stock of DeepOcean Group Holding, subject to dilution due to shares issuable upon exercise of the warrants described below and under DeepOcean Group Holding’s proposed management incentive plan. For each $1,000 of principal amount of the Notes accepted by Trico Shipping, exchanging noteholders will receive approximately 48 shares of the New Common Stock, which after adjustment for the applicable principal balance adjustment factor applied by The Depositary Trust Company to give effect to a previous partial redemption of $26.484 million principal amount of the Notes, is equivalent to approximately 45 shares for Notes identified by CUSIP No. 89612BAA6 and approximately 45 shares for Notes identified by CUSIP No. R92856AA2. The aggregate number of shares to be received by a noteholder will be rounded down to the nearest whole share.
     Pursuant to an agreement in principle with the lenders under Trico Shipping’s working capital facility, those lenders have agreed to settle their claims in exchange for approximately 7% of the New Common Stock, subject to dilution due to shares issuable upon exercise of the warrants described below and under DeepOcean Group Holding’s proposed management incentive plan. In addition, Trico Shipping has agreed to pay the lender under the term credit portion of the working capital facility a fee. The U.S. Bankruptcy Court with jurisdiction over the Company’s bankruptcy cases previously approved a settlement that compromises the intercompany claims and equity interests held by the Company in exchange for 5% of the New Common Stock and warrants to acquire an additional 10% of the New Common Stock, which Trico Shipping expects would ultimately be distributed to certain creditors of the Company, subject to dilution due to shares issuable upon exercise of these warrants (in the case of the New Common Stock) and under DeepOcean Group Holding’s proposed management incentive plan.
     As part of the restructuring, Trico Shipping will receive a new $100 million first priority senior secured credit facility that would be used to refinance some existing debt and fund working capital borrowings. The restructuring will reduce Trico Shipping’s total debt outstanding and accrued interest from approximately $468 million to approximately $78 million, consisting approximately of $75 million under the new credit facility and approximately $3 million in Notes.
     Pursuant to an exchange agreement, the Company and some of its subsidiaries will receive New Common Stock of DeepOcean Group Holding. However, the out-of-court financial restructuring of Trico Supply and Trico Shipping does not otherwise alter the Company’s pending bankruptcy proceeding before the United States Bankruptcy Court.

     Because Trico Shipping and Trico Supply expect to consummate the out-of-court restructuring, they did not extend the deadline for submitting ballots to accept or reject the prepackaged plan of reorganization, which was 5:00 p.m. Eastern Time on April 18, 2011.
     The Exchange Offer is being made, and the New Common Stock is being offered and issued within the United States only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or institutional “accredited investors,” as defined in Rule 501 under the Securities Act, and outside the United States to non-U.S. investors. The New Common Stock to be offered has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Both this Form 8-K and Exhibit 99.1 are for informational purposes only and do not constitute offers to purchase the Notes or the New Common Stock or an offer to sell securities. The Exchange Offer and the Consent Solicitation are only being made pursuant to the Confidential Offering Circular, Consent Solicitation Statement and Disclosure Statement for Prepackaged Plan and the supplements thereto which explain the full terms and conditions of the Exchange Offer and the Consent Solicitation. The Exchange Offer and Consent Solicitation are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders of the Notes should read them carefully, as well as the amendments or supplements to those documents, because they contain important information. In addition, the Company will provide copies of these documents free of charge to holders of its outstanding Notes upon request to Epiq Systems Inc., at (646) 282-2400.
Limitation on Incorporation by Reference
     Exhibit 99.1 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate Exhibit 99.1 or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

99.1	Press release.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) the Company’s and its subsidiaries’ ability to continue as a going concern; (iii) the Company’s and its subsidiaries’ ability to obtain court approval with respect to motions in its chapter 11 cases; (iv) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (v) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to attract, motivate and/or retain key executives and employees; (ix) the ability of the Company to attract and retain customers; and (x) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico Marine undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2011

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
Name:	Brett Cenkus
Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release.